CURO Group Holdings Corp.
Revised Fourth Quarter and Full Year 2018 Financial Results and 2019 Outlook as a Result of U.K. Exit

Wichita, Kansas--March 1, 2019-CURO Group Holdings Corp. (NYSE: CURO) (“CURO” or the “Company”), a market leader in providing short-term credit to underbanked consumers, today announced revised financial results for its fourth quarter and full year ended December 31, 2018 and issued its revised outlook for 2019 as a result of the Company entering its U.K. subsidiaries, Curo Transatlantic Limited and SRC Transatlantic Limited (collectively, the “U.K. Subsidiaries”) into administration under the U.K. Insolvency Act 1986 on February 25, 2019.

As a result of not implementing the proposed Scheme of Arrangement (“SOA”) and placing the U.K. Subsidiaries into administration as described in Item 2.01 on this Form 8-K, the Company has revised is fourth quarter 2018 financial results. The effect of the U.K. Subsidiaries’ entry into administration was to place the management, affairs, business and property of the U.K. Subsidiaries under the direct control of KPMG, as administrators. Accordingly, the Company will deconsolidate the U.K. Subsidiaries as of February 25, 2019 and will present the U.K. Subsidiaries as Discontinued Operations in the first quarter of 2019.
In its announcement of Fourth Quarter and Full Year 2018 Financial results dated January 31, 2018, the Company, in connection with the proposed SOA that would have allowed the U.K. Subsidiaries to continue operations, reported $57.4 million in total U.K. redress and related settlement charges in the fourth quarter of 2018, comprised of (i) $22.5 million of non-cash goodwill impairment charges, (ii) $4.6 million of fourth quarter redress claims and related costs, (iii) a $23.6 million fund to settle historical redress claims and (iv) $6.7 million of advisory and other costs that the Company anticipated would be required to execute the SOA. The Company has subsequently determined the above liability in connection with the proposed SOA did not exist at December 31, 2018 and as a result, will not fund the $23.6 million to settle historical redress claims nor incur the $6.7 million advisory and other costs that were expected to be required to execute the SOA. However, the Company recorded an additional non-cash impairment charge in the fourth quarter of 2018 of approximately $5.1 million.
The Company will deconsolidate the U.K. Subsidiaries as of February 25, 2019 and will present the U.K. Subsidiaries as Discontinued Operations in the first quarter of 2019. Upon deconsolidation of the U.K. Subsidiaries, the Company will recognize an additional non-cash loss from discontinued operations in the first quarter of 2019 as remaining assets, liabilities and other comprehensive income are eliminated.
This exhibit contains the following tables that were included as Exhibit 99.1 to the Company’s Current Report on Form 8-K, filed on January 31, 2019 (the “January 8-K”) announcing the Company’s financial results for the year ended December 31, 2018: Consolidated Summary Results, Condensed Consolidated Statements of Income, U.K. Segment Results, Consolidated Balance Sheets, and Fiscal 2019 Outlook Reconciliations (the “Tables”) and updated 2019 earnings guidance. The Tables and updated 2019 earnings guidance has been revised to reflect the impact of the revision above on the unaudited fourth quarter 2018 financial results and projected operating results for 2019. The Tables supersede and replace in their entirety the corresponding tables included in the January 8-K. The updated 2019 earnings guidance supersedes and replaces in its entirety the corresponding 2019 earnings guidance included in the January 8-K. No other tables or information in the January 8-K have changed, and all such other tables and information are incorporated by reference into Exhibit 99.2. There have been no adjustments to the Company's financial results for the fourth quarter and full year 2018 other than the aforementioned reversal of accrued liabilities and the inclusion of a non-cash impairment charge.

Consolidated Summary Results

	For the Three Months Ended			For the Year Ended
(in thousands, except per share data)	12/31/2018	12/31/2017	Variance	12/31/2018	12/31/2017	Variance
Revenue	$300,566	$266,990	12.6%	$1,094,311	$963,633	13.6%
Gross Margin	87,256	92,164	(5.3)%	340,897	349,237	(2.4)%
Gross Loans Receivable	596,787	432,837	37.9%	596,787	432,837	37.9%
Net (Loss) Income	(14,298)	6,410	(323.1)%	(22,053)	49,153	(144.9)%
Adjusted Net Income (1)	24,871	19,706	26.2%	89,523	79,074	13.2%
Diluted (Loss) Earnings per Share(2)	$(0.31)	$0.16	(293.8)%	$(0.48)	$1.25	(138.4)%
Adjusted Diluted Earnings per Share (1)(2)	$0.52	$0.48	8.3%	$1.86	$2.01	(7.5)%
EBITDA (1)	10,160	45,705	(77.8)%	82,630	193,250	(57.2)%
Adjusted EBITDA (1)	55,600	58,958	(5.7)%	217,790	232,215	(6.2)%
Diluted Weighted Average Shares Outstanding(2)	46,158	40,524		45,815	39,277
Adjusted Diluted Weighted Average Shares Outstanding(2)	47,773	40,524		47,965	39,277
(1) Non-GAAP Metric; see "Results of Operations - CURO Group Consolidated Operations" for reconciliation to nearest GAAP metric
(2) We calculate Adjusted Earnings per Share utilizing diluted shares outstanding at year-end. If the Company records a loss from continuing operations under U.S. GAAP, shares outstanding utilized to calculate Diluted Earnings Per Share from continuing operations are equivalent to basic shares outstanding. Shares outstanding utilized to calculate Adjusted Earnings Per Share from continuing operations reflect the number of diluted shares the Company would have reported if reporting net income from continuing operations under U.S. GAAP.

2019 Outlook

As the result of discontinuing operations in the U.K., the Company is revising its full-year 2019 adjusted earnings guidance, including non-GAAP measures(1), as follows:

•	Revenue from continuing operations in the range of $1.154 billion to $1.173 billion

•	Adjusted Net Income from continuing operations in the range of $112.0 million to $128.0 million

•	Adjusted EBITDA from continuing operations in the range of $240.0 million to $260.0 million

•	Estimated tax rate on continuing operations in the range of 25% to 27%

•	Adjusted Diluted Earnings per Share from continuing operations in the range of $2.35 to $2.65

(1) See a description of Non-GAAP Financial Measures at the end of this release for a reconciliation to nearest GAAP metric and for more information.

Results of Operations - CURO Group Consolidated Operations
Condensed Consolidated Statements of Income
(Unaudited)

(in thousands, unaudited)	Three Months Ended December 31,				Year Ended December 31,
	2018	2017	Change $	Change %	2018	2017	Change $	Change %
Revenue	$300,566	$266,990	$33,576	12.6%	$1,094,311	$963,633	$130,678	13.6%
Provision for losses	135,692	99,703	35,989	36.1%	443,232	326,226	117,006	35.9%
Net revenue	164,874	167,287	(2,413)	(1.4)%	651,079	637,407	13,672	2.1%
Advertising costs	16,909	16,459	450	2.7%	68,333	52,058	16,275	31.3%
Non-advertising costs of providing services	60,709	58,664	2,045	3.5%	241,849	236,112	5,737	2.4%
Total cost of providing services	77,618	75,123	2,495	3.3%	310,182	288,170	22,012	7.6%
Gross margin	87,256	92,164	(4,908)	(5.3)%	340,897	349,237	(8,340)	(2.4)%

Operating expense
Corporate, district and other	72,242	51,176	21,066	41.2%	186,536	154,973	31,563	20.4%
Interest expense	18,146	21,990	(3,844)	(17.5)%	84,356	82,684	1,672	2.0%
Loss on extinguishment of debt	9,686	—	9,686	#	90,569	12,458	78,111	#
Restructuring costs	—	—	—	#	—	7,393	(7,393)	#
Total operating expense	100,074	73,166	26,908	36.8%	361,461	257,508	103,953	40.4%
Net income before income taxes	(12,818)	18,998	(31,816)	#	(20,564)	91,729	(112,293)	#
Provision for income taxes	1,480	12,588	(11,108)	(88.2)%	1,489	42,576	(41,087)	(96.5)%
Net income	$(14,298)	$6,410	$(20,708)	#	$(22,053)	$49,153	$(71,206)	#
# - Change greater than 100% or not meaningful.

Reconciliation of Net Income and Diluted Earnings per Share to Adjusted Net Income and Adjusted Diluted Earnings per share, non-GAAP measures

(in thousands, except per share data, unaudited)	Three Months Ended December 31,				Year Ended December 31,
	2018	2017	Change $	Change %	2018	2017	Change $	Change %
Net (loss) income	$(14,298)	$6,410	$(20,708)	#	$(22,053)	$49,153	$(71,206)	#
Adjustments:
Loss on extinguishment of debt and related costs (1)	9,982	—			93,830	12,458
Restructuring costs (2)	—	—			—	7,393
U.K. redress and related costs (3)	32,276	—			36,228	—
Legal settlements (4)	889	2,000			(289)	4,311
Transaction-related costs (5)	—	3,050			—	5,573
Share-based cash and non-cash compensation (6)	2,098	8,690			8,210	10,446
Intangible asset amortization	746	695			2,805	2,502
Impact of tax law changes (7)	(2,810)	4,635			(1,610)	4,635
Cumulative tax effect of adjustments	(4,012)	(5,774)			(27,598)	(17,397)
Adjusted Net Income	$24,871	$19,706	$5,165	26.2%	$89,523	$79,074	$10,449	13.2%

Net (loss) income	$(14,298)	$6,410			$(22,053)	$49,153
Diluted Weighted Average Shares Outstanding (8)(10)	46,158	40,524			45,815	39,277
Adjusted Diluted Weighted Average Shares Outstanding (8)(10)	47,773	40,524			47,965	39,277
Diluted (Loss) Earnings per Share (8)(10)	$(0.31)	$0.16	$(0.47)	#	$(0.48)	$1.25	$(1.73)	#
Per Share impact of adjustments to Net Income (8)(10)	0.83	0.33			2.34	0.76
Adjusted Diluted Earnings per Share (8)(10)	$0.52	$0.49	$0.03	6.1%	$1.86	$2.01	$(0.15)	(7.5)%
# - Change greater than 100% or not meaningful.

Reconciliation of Net Income to EBITDA and Adjusted EBITDA, non-GAAP measures

	Three Months Ended December 31,				Year Ended December 31,
(in thousands, except per share data, unaudited)	2018	2017	Change $	Change %	2018	2017	Change $	Change %
Net (loss) income	$(14,298)	$6,410	$(20,708)	#	$(22,053)	$49,153	$(71,206)	#
Provision for income taxes	1,480	12,588	(11,108)	(88.2)%	1,489	42,576	(41,087)	(96.5)%
Interest expense	18,146	21,990	(3,844)	(17.5)%	84,356	82,684	1,672	2.0%
Depreciation and amortization	4,832	4,717	115	2.4%	18,838	18,837	1	—%
EBITDA	10,160	45,705	(35,545)	(77.8)%	82,630	193,250	(110,620)	(57.2)%
Loss on extinguishment of debt (1)	9,686	—			90,569	12,458
Restructuring costs (2)	—	—			—	7,393
U.K. redress and related costs (3)	32,276	—			36,228	—
Legal settlements (4)	889	2,000			(289)	4,311
Transaction-related costs(5)	—	3,050			—	5,573
Share-based cash and non-cash compensation(6)	2,098	8,690			8,210	10,446
Other adjustments(9)	491	(487)			442	(1,216)
Adjusted EBITDA	$55,600	$58,958	$(3,358)	(5.7)%	$217,790	$232,215	$(14,425)	(6.2)%
Adjusted EBITDA Margin	18.5%	22.1%			19.9%	24.1%
# - Change greater than 100% or not meaningful.

(1)
For the year ended December 31, 2018, the $90.6 million of loss on extinguishment of debt was comprised of (a) $11.7 million incurred in the first quarter of 2018 for the redemption of $77.5 million of the CURO Financial Technologies Corp.'s ("CFTC") 12.00% Senior Secured Notes due 2022, (b) $69.2 million incurred in the third quarter of 2018 for the redemption of the remaining $525.7 million of these notes and (c) $9.7 million incurred in the fourth quarter of 2018 for the redemption of the Non-Recourse U.S. SPV Facility. The $69.2 million of loss on extinguishment incurred in the third quarter was comprised of a $54.0 million make whole premium and $15.2 million of deferred financing costs, net of premium/discounts. An additional $3.3 million is included in related costs for the year ended December 31, 2018 for duplicative interest paid through October 11, 2018 prior to repayment of the remaining 12.00% Senior Secured Notes and the Non-Recourse U.S. SPV Facility.

For the year ended December 31, 2017, the $12.5 million loss from the extinguishment of debt was due to the redemption of CURO Intermediate Holding Corp.'s ("CURO Intermediate") 10.75% Senior Secured Notes due 2018 and the 12.00% Senior Cash Pay Notes due 2017.

(2)	Restructuring costs of $7.4 million for the year ended December 31, 2017 were due to the closure of the remaining 13 U.K. stores.
(3)	U.K. redress and related costs of $36.2 million for the year ended December 31, 2018 includes $13.7 million of customer redress claims and related costs and $22.5 million of goodwill impairment cost.
(4)
Legal settlements for the year ended December 31, 2018 includes (a) a $1.8 million reduction of the liability related to our offer to reimburse certain bank overdraft or non-sufficient funds fees because of possible borrower confusion about certain electronic payments we initiated on their loans, (b) a securities class action lawsuit and (c) settlement of certain matters in California and Canada. Legal settlements for the year ended December 31, 2017 includes $2.3 million for the settlement of the Harrison, et al v. Principal Investment, Inc. et al., and $2.0 million for our offer to reimburse certain bank overdraft or non-sufficient funds fees because of possible borrower confusion about certain electronic payments we initiated on their loans. For more information, see Note 18 - "Contingent Liabilities" of the Notes to Consolidated Financial Statements included in the Company's Form 10-K filed with the SEC on March 13, 2018.

(5)
Transaction-related costs include professional fees paid in connection with potential transactions, expenses related to the Company's initial public offering on December 7, 2017, expenses related to the issuance of $135.0 million additional Senior Secured Notes due 2022 in the fourth quarter of 2017 and the original issuance of $470.0 million of Senior Secured Notes due 2022 in the first quarter of 2017.

(6)
We approved the adoption of share-based compensation plans during 2010 and 2017 for key members of senior management. The estimated fair value of share-based awards is recognized as non-cash compensation expense on a straight-line basis over the vesting period.

(7)
As a result of the Tax Cuts and Jobs Act of 2017 ("2017 Tax Act"), which became law on December 22, 2017, we provided an estimate of the new repatriation tax as of December 31, 2017. Subsequent to further guidance published in the first quarter of 2018, we booked additional tax expense of $1.2 million for the 2017 repatriation tax; based upon additional interpretations and finalization of our 2017 income tax returns, the total repatriation tax was further adjusted in the fourth quarter of 2018, producing a tax benefit of $2.8 million in the fourth quarter. This resulted in a net tax benefit of $1.6 million for the full year.

(8)	The share and per share information have been adjusted to give effect to the 36-to-1 split of the Company's common stock that occurred during the fourth quarter of 2017.
(9)
Other adjustments include deferred rent and the intercompany foreign exchange impact. Deferred rent represents the non-cash component of rent expense. Rent expense is recognized ratably on a straight-line basis over the lease term.

(10)
We calculate Adjusted Earnings per Share utilizing diluted shares outstanding at year-end. If the Company records a loss from continuing operations under U.S. GAAP, shares outstanding utilized to calculate Diluted Earnings Per Share from continuing operations are equivalent to basic shares outstanding. Shares outstanding utilized to calculate Adjusted Earnings Per Share from continuing operations reflect the number of diluted shares the Company would have reported if reporting net income from continuing operations under U.S. GAAP.

Segment Analysis

We report financial results for three reportable segments: the U.S., Canada and the U.K. There have been no changes to the results of operations for the U.S. and Canada from what we reported in our Form 8-K on January 31, 2019. Financial results for the U.K. segment were revised as follows:

U.K. Segment Results	Three Months Ended December 31,				Year Ended December 31,
(dollars in thousands, unaudited)	2018	2017	Change $	Change %	2018	2017	Change $	Change %
Revenue	$12,987	$10,584	$2,403	22.7%	$49,238	$39,496	$9,742	24.7%
Provision for losses	5,014	4,041	973	24.1%	21,632	13,660	7,972	58.4%
Net revenue	7,973	6,543	1,430	21.9%	27,606	25,836	1,770	6.9%
Advertising costs	1,893	1,436	457	31.8%	8,970	5,495	3,475	63.2%
Non-advertising costs of providing services	506	843	(337)	(40.0)%	3,209	6,269	(3,060)	(48.8)%
Total cost of providing services	2,399	2,279	120	5.3%	12,179	11,764	415	3.5%
Gross margin	5,574	4,264	1,310	30.7%	15,427	14,072	1,355	9.6%
Corporate, district and other	35,745	4,127	31,618	#	54,135	17,218	36,917	#
Interest income	(7)	(1)	6	#	(26)	(12)	(14)	#
Restructuring costs	—	—	—	#	—	7,393	(7,393)	#
Total operating expense	35,738	4,126	31,612	#	54,109	24,599	29,510	#
Segment operating (loss) income	(30,164)	138	(30,302)	#	(38,682)	(10,527)	(28,155)	#
Interest income	(7)	(1)	6	#	(26)	(12)	(14)	#
Depreciation and amortization	123	117	6	5.1%	501	648	(147)	(22.7)%
EBITDA	(30,048)	254	(30,302)	#	(38,207)	(9,891)	(28,316)	#
U.K. redress and related costs	32,276	—	32,276		36,228	—	36,228
Other adjustments	(6)	(7)	1		(54)	(35)	(19)
Restructuring costs	—	—	—		—	7,393	(7,393)
Adjusted EBITDA	$2,222	$247	$1,975	#	$(2,033)	$(2,533)	$500	(19.7)%
# - Change greater than 100% or not meaningful

CURO GROUP HOLDINGS CORP. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands, unaudited)

	December 31, 2018	December 31, 2017
ASSETS
Cash	$71,034	$162,374
Restricted cash (includes restricted cash of consolidated VIEs of $12,840 and $6,871 as of December 31, 2018 and 2017, respectively)	28,823	12,117
Gross loans receivable (includes loans of consolidated VIEs of $148,876 and $213,846 as of December 31, 2018 and 2017, respectively)	596,787	432,837
Less: allowance for loan losses (includes allowance for losses of consolidated VIEs of $12,688 and $46,140 as of December 31, 2018 and 2017, respectively)	(79,384)	(69,568)
Loans receivable, net	517,403	363,269
Deferred income taxes	1,534	772
Income taxes receivable	16,741	3,455
Prepaid expenses and other	45,070	42,512
Property and equipment, net	76,750	87,086
Goodwill	119,281	145,607
Other intangibles, net of accumulated amortization of $34,576 and $41,156 as of December 31, 2018 and 2017, respectively	29,784	32,769
Other	13,197	9,770
Total Assets	$919,617	$859,731
LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable and accrued liabilities	$57,282	$55,792
Deferred revenue	9,663	11,984
Income taxes payable	1,579	4,120
Accrued interest (includes accrued interest of consolidated VIEs of $831 and $1,266 as of December 31, 2018 and 2017 respectively)	20,899	25,467
Credit services organization guarantee liability	12,007	17,795
Deferred rent	11,000	11,577
Long-term debt (includes long-term debt and issuance costs of consolidated VIEs of $111,335 and $3,856 as of December 31, 2018 and $124,590 and $4,188 as of December 31, 2017, respectively)	804,140	706,225
Subordinated shareholder debt	2,196	2,381
Other long-term liabilities	6,222	5,768
Deferred tax liabilities	13,730	11,486
Total Liabilities	$938,718	$852,595
Stockholders' Equity
Total Stockholders' Equity	$(19,101)	$7,136
Total Liabilities and Stockholders' Equity	$919,617	$859,731

About CURO
CURO Group Holdings Corp. (NYSE: CURO), operating in the U.S. and Canada and powered by its fully integrated technology platform, is a market leader by revenues in providing short-term credit to underbanked consumers. In 1997, the Company was founded in Riverside, California by three Wichita, Kansas childhood friends to meet the growing consumer need for short-term loans. Their success led to opening stores across the United States and expanding to offer online loans and financial services across two countries. Today, CURO combines its market expertise with a fully integrated technology platform, omni-channel approach and advanced credit decisioning to provide an array of short-term credit products across all mediums. CURO operates under a number of brands including Speedy Cash, Rapid Cash, Cash Money, LendDirect, Avío Credit and Opt+. With over 20 years of operating experience, CURO provides financial freedom to the underbanked.
Final Results
The financial results presented and discussed herein are on a preliminary and unaudited basis; final audited data will be included in the Company’s Annual Report on Form 10-K for the period ended December 31, 2018.

Forward-Looking Statements
This 8-K contains forward-looking statements. These forward-looking statements include statements related to our expectations regarding the administration proceedings in the U.K., the impact to our financial statements from this action and our revised fiscal 2019 outlook. In addition, words such as “as “guidance,” “estimate,” “anticipate,” “believe,” “forecast,” “step,” “plan,” “predict,” “focused,” “project,” “is likely,” “expect,” “intend,” “should,” “will,” “confident,” variations of such words and similar expressions are intended to identify forward-looking statements. Our ability to achieve these forward-looking statements is based on certain assumptions and judgments, including our ability to execute on our business strategy and our ability to accurately predict our future financial results. These assumptions and judgments may prove to be inaccurate in the future. These forward-looking statements are not guarantees of future performance and involve known and unknown risks and uncertainties that are difficult to predict with regard to timing, extent, likelihood and degree of occurrence. There are important factors both within and outside of our control that could cause our actual results to differ materially from those in the forward-looking statements. These factors include our level of indebtedness; errors in our internal forecasts; our dependence on third-party lenders to provide the cash we need to fund our loans and our ability to affordably access third-party financing; actions of regulators and the negative impact of those actions on our business; our ability to protect our proprietary technology and analytics and keep up with that of our competitors; disruption of our information technology systems that adversely affect our business operations; ineffective pricing of the credit risk of our prospective or existing customers; inaccurate information supplied by customers or third parties would could lead to errors in judging customers’ qualifications to receive loans; improper disclosure of customer personal data; failure or third parties who provide products, services or support to us; any failure of third-party-lenders upon whom we rely to conduct business in certain states; disruption to our relationships with banks and other third-part electronic payment solutions providers; disruption caused by employee or third-party theft and errors in our stores as well as other factors discussed in our filings with the Securities and Exchange Commission. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual future results. We undertake no obligation to update, amend or clarify any forward-looking statement for any reason.

Fiscal 2019 Outlook - Reconciliation of Net Income and Diluted Earnings per Share to Adjusted Net Income and Adjusted Diluted Earnings per share, non-GAAP measures (1) (unaudited)

	Fiscal 2019 Outlook
	Year Ending December 31, 2019
(in thousands, except per share data, unaudited)	Low	High
Net income	$103,500	$119,500
Adjustments:
Non-cash rent expense and foreign currency exchange rate impact (2) (3)	—	—
Share-based cash and non-cash compensation	9,000	9,000
Intangible asset amortization	2,500	2,500
Cumulative tax effect of adjustments	(3,000)	(3,000)
Adjusted Net Income	$112,000	$128,000

Net income	$103,500	$119,500
Diluted Weighted Average Shares Outstanding	47,700	48,300
Diluted Earnings per Share	$2.17	$2.47
Per Share impact of adjustments to Net Income	0.18	0.18
Adjusted Diluted Earnings per Share	$2.35	$2.65

Fiscal 2019 Outlook - Reconciliation of Net Income to EBITDA and Adjusted EBITDA, non-GAAP measures (1) (unaudited)

	Fiscal 2019 Outlook
	Year Ending December 31, 2019
(in thousands, unaudited)	Low	High
Net income	$103,500	$119,500
Provision for income taxes	36,200	40,200
Interest expense	73,000	73,000
Depreciation and amortization	18,300	18,300
EBITDA	231,000	251,000
Non-cash rent expense and foreign currency exchange rate impact (2) (3)	—	—
Share-based cash and non-cash compensation	9,000	9,000
Adjusted EBITDA	$240,000	$260,000

(1) See a description of Non-GAAP Financial Measures at the end of this release for more information.
(2) The Company has historically excluded the impact of non-cash interest from adjusted earnings metrics. With the adoption of ASU 842, effective January 1, 2019, the Company anticipates the difference between GAAP rent expense and cash rent paid will grow. However, the Company will continue to adjust for this difference. The Company is in the process of evaluating the impact of ASU 842 on rent expense.

(3) The Company has historically excluded the impact of foreign currency translation and hedges from adjusted earnings metrics; the Company does not include the impact of any hedge settlement or realized currency gains or losses in its outlook.

Non-GAAP Financial Measures

In addition to the financial information prepared in conformity with U.S. GAAP, we provide certain “non-GAAP financial measures,” including:

•
Adjusted Net Income and Adjusted Earnings Per Share, or the Adjusted Earnings measures (net income plus or minus gain (loss) on extinguishment of debt, restructuring and other costs, goodwill and intangible asset impairments, transaction-related costs, share-based compensation, intangible asset amortization and cumulative tax effect of adjustments, on a total and per share basis);

•	EBITDA (earnings before interest, income taxes, depreciation and amortization);

•	Adjusted EBITDA (EBITDA plus or minus certain non-cash and other adjusting items); and

•	Gross Combined Loans Receivable (includes loans originated by third-party lenders through CSO programs which are not included in the consolidated financial statements).

We believe that presentation of non-GAAP financial information is meaningful and useful in understanding the activities and business metrics of the Company's operations. We believe that these non-GAAP financial measures reflect an additional way of viewing aspects of the business that, when viewed with the Company's U.S. GAAP results, provide a more complete understanding of factors and trends affecting the business.
We believe that investors regularly rely on non-GAAP financial measures, such as Adjusted Net Income, Adjusted Earnings per Share, EBITDA and Adjusted EBITDA, to assess operating performance and that such measures may highlight trends in the business that may not otherwise be apparent when relying on financial measures calculated in accordance with U.S. GAAP. In addition, we believe that the adjustments shown above are useful to investors in order to allow them to compare our financial results during the periods shown without the effect of each of these income or expense items. In addition, we believe that Adjusted Net Income, Adjusted Earnings per Share, EBITDA and Adjusted EBITDA are frequently used by securities analysts, investors and other interested parties in the evaluation of public companies in our industry, many of which present Adjusted Net Income, Adjusted Earnings per Share, EBITDA and/or Adjusted EBITDA when reporting their results.
In addition to reporting loans receivable information in accordance with U.S. GAAP, we provide Gross Combined Loans Receivable consisting of owned loans receivable plus loans originated by third-party lenders through the CSO programs, which we guarantee but do not include in the Consolidated Financial Statements. Management believes this analysis provides investors with important information needed to evaluate overall lending performance.
We provide non-GAAP financial information for informational purposes and to enhance understanding of the U.S. GAAP consolidated financial statements. Adjusted Net Income, Adjusted Earnings per Share, EBITDA, Adjusted EBITDA and Gross Combined Loans Receivable should not be considered as alternatives to income from continuing operations, segment operating income, or any other performance measure derived in accordance with U.S. GAAP, or as an alternative to cash flows from operating activities or any other liquidity measure derived in accordance with U.S. GAAP. Readers should consider the information in addition to, but not instead of or superior to, the financial statements prepared in accordance with U.S. GAAP. This non-GAAP financial information may be determined or calculated differently by other companies, limiting the usefulness of those measures for comparative purposes.
Description and Reconciliations of Non-GAAP Financial Measures
Adjusted Net Income, Adjusted Earnings per Share, EBITDA and Adjusted EBITDA Measures have limitations as analytical tools, and you should not consider these measures in isolation or as a substitute for analysis of our income or cash flows as reported under U.S. GAAP. Some of these limitations are:

•	they do not include cash expenditures or future requirements for capital expenditures or contractual commitments;

•	they do not include changes in, or cash requirements for, working capital needs;

•	they do not include the interest expense, or the cash requirements necessary to service interest or principal payments on debt;

•	depreciation and amortization are non-cash expense items reported in the statements of cash flows; and

•	other companies in our industry may calculate these measures differently, limiting their usefulness as comparative measures.

As noted above, Gross Combined Loans Receivable includes loans originated by third-party lenders through CSO programs which are not included in the consolidated financial statements but from which we earn revenue and for which we provide a guarantee to the lender. Management believes this analysis provides investors with important information needed to evaluate overall lending performance.

We evaluate stores based on revenue per store, provision for losses at each store and store-level EBITDA, with consideration given to the length of time a store has been open and its geographic location. We monitor newer stores for their progress to profitability and their rate of revenue growth.
We believe Adjusted Net Income, Adjusted Earnings per Share, EBITDA and Adjusted EBITDA are used by investors to analyze operating performance and to evaluate our ability to incur and service debt and the capacity for making capital expenditures. Adjusted EBITDA is also useful to investors to help assess our estimated enterprise value. The computation of Adjusted EBITDA as presented in this release may differ from the computation of similarly-titled measures provided by other companies.

Investor Relations:
Roger Dean
Executive Vice President and Chief Financial Officer
Phone: 844-200-0342
Email: IR@curo.com
Or
Global IR Group
Gar Jackson,
Phone: 949-873-2789
Email: gar@globalirgroup.com

(CURO-NWS)